UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2008

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 16, 2008, Salix Pharmaceuticals, Ltd. issued a press release announcing that the U.S. Food and Drug Administration has issued an approvable letter for balsalazide tablet. A copy of this press release is attached as Exhibit 99.1.

On May 20, 2008, the company issued a press release announcing that the company presented at Digestive Disease Week 2008 new rifaximin Phase IIb data demonstrating significant and sustained improvement in diarrhea–associated irritable bowel syndrome. A copy of this press release is attached as Exhibit 99.2.

On May 20, 2008, the company issued a press release announcing that the company presented at Digestive Disease Week 2008 data from patients with mild-to-moderate ulcerative colitis taking 3.3 g balazide disodium demonstrating significantly greater quality of life improvements in bowel function, as well as improvement in their emotional state. A copy of this press release is attached as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 16, 2008.

99.2	Press release dated May 20, 2008.

99.3	Press release dated May 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: May 20, 2008

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer